                                                                     Exhibit 2.6

                                                               COMPOSITE COPY(1)



                               EXCHANGE AGREEMENT

                                   dated as of

                                December 7, 2001

                                     between

                              MICROSOFT CORPORATION

                                       and

                               COMCAST CORPORATION





--------------------------------------------------------------------------------
        (1) Reflects amendments enacted by Amendment No. 1 to the Exchange Agreement, dated as of March 11, 2002.

                                TABLE OF CONTENTS


                                                                                             PAGE

                                            ARTICLE 1
                                           DEFINITIONS

Section 1.01.  Definitions......................................................................1

                                            ARTICLE 2
                                       MOST FAVORED NATIONS

Section 2.01.  Representations..................................................................9
Section 2.02.  Most Favored Nations............................................................10
Section 2.03.  Amendments, Etc.................................................................12
Section 2.04.  Dispute Resolution..............................................................12

                                            ARTICLE 3
                                EXCHANGE; ALTERNATIVE TRANSACTION

Section 3.01.  Exchange........................................................................13
Section 3.02.  Exchange Closing................................................................13
Section 3.03.  Unwind of Exchange..............................................................13
Section 3.04.  Alternative Transaction.........................................................14
Section 3.05.  Alternative Transaction Closing.................................................15

                                            ARTICLE 4
                             REPRESENTATIONS AND WARRANTIES OF COMCAST

Section 4.01.  Corporate Existence and Power...................................................15
Section 4.02.  Corporate Authorization.........................................................15
Section 4.03.  Authorization...................................................................15
Section 4.04.  Noncontravention................................................................16
Section 4.05.  Valid Issuance..................................................................16
Section 4.06.  Ownership of Parent.............................................................16
Section 4.07.  Capitalization..................................................................17

                                            ARTICLE 5
                          REPRESENTATIONS AND WARRANTIES OF MICROSOFT

Section 5.01.  Corporate Existence and Power...................................................17
Section 5.02.  Corporate Authorization.........................................................17
Section 5.03.  Authorization...................................................................17
Section 5.04.  Noncontravention................................................................18
Section 5.05.  Ownership of QUIPS..............................................................18

                                                                                               PAGE
Section 5.06.  Tax Representation..............................................................18

                                            ARTICLE 6
                                      COVENANTS OF COMCAST

Section 6.01.  Commitment of AT&T..............................................................19
Section 6.02.  Exchange Closing................................................................19
Section 6.03.  Alternative Transaction Closing.................................................19
Section 6.04.  Registration Statement; Blue Sky Laws...........................................19
Section 6.05.  Listing of Stock................................................................19
Section 6.06.  Merger Documentation............................................................20
Section 6.07.  Share Issuances.................................................................20
Section 6.08.  AT&T Broadband Business.........................................................20
Section 6.09.  Notification of Excluded Shares.................................................20

                                            ARTICLE 7
                                     COVENANTS OF MICROSOFT

Section 7.01.  Closing.........................................................................20
Section 7.02.  Ownership of QUIPS..............................................................21
Section 7.03.  Confidentiality.................................................................21
Section 7.04.  Lockup..........................................................................22
Section 7.05.  Tax Matters.....................................................................22

                                            ARTICLE 8
                                       ADDITIONAL COVENANTS

Section 8.01.  Reasonable Best Efforts; Further Assurances.....................................23
Section 8.02.  Certain Filings.................................................................23
Section 8.03.  Public Announcements............................................................23
Section 8.04.  Notice of Certain Events........................................................23
Section 8.05.  Indemnity.......................................................................24
Section 8.06.  Limitation Of Liability.........................................................24
Section 8.07.  Set-Top Box Commitment..........................................................25

                                            ARTICLE 9
                                      CONDITIONS TO CLOSING

Section 9.01.  Conditions to Obligation of Microsoft: Exchange Closing.........................25
Section 9.02.  Conditions to Obligation of Microsoft: Alternative Transaction Closing..........27
Section 9.03.  Conditions to Obligation of AT&T and Comcast: Exchange Closing..................29
Section 9.04.  Conditions to Obligation of Comcast: Alternative Transaction Closing............30

                                           ARTICLE 10
                                          TERMINATION
                                                                                               PAGE
Section 10.01.  Grounds for Termination........................................................30
Section 10.02.  Effect of Termination..........................................................31


                                            ARTICLE 11
                                          MISCELLANEOUS

Section 11.01.  Notices........................................................................31
Section 11.02.  Amendments and Waivers.........................................................32
Section 11.03.  Expenses.......................................................................32
Section 11.04.  Assignment.....................................................................33
Section 11.05.  Governing Law..................................................................33
Section 11.06.  Counterparts; Third Party Beneficiaries........................................33
Section 11.07.  Entire Agreement...............................................................33
Section 11.08.  Captions.......................................................................33
Section 11.09.  Severability...................................................................33
Section 11.10.  Survival.......................................................................33

                                          ARTICLE 12
                                    COMMON STOCK EXCHANGE

Section 12.01.  Merger Agreement Amendment.....................................................34
Section 12.02.  Transfer Exchange..............................................................34
Section 12.03.  Supplemental Exchange..........................................................35
Section 12.04.  Limitations On Common Stock Exchange Rights....................................36
Section 12.05.  Common Stock Exchange Notice...................................................36
Section 12.06.  Third Party Transferee Exchange................................................37
Section 12.07.  Common Stock Exchange Procedures...............................................37
Section 12.08.  Common Stock Exchange Closing..................................................39
Section 12.09.  Restricted Shares..............................................................39
Section 12.10.  Registration Of Exchange Voting Shares.........................................39
Section 12.11.  Conditions to Obligations of Parent; Supplemental Exchange Closing and
                Microsoft Transfer Exchange Closing............................................40
Section 12.12.  Conditions to Obligations of Parent:  Third Party Transferee Exchange Closing..40
Section 12.13.  Obligations of AT&T............................................................40

Exhibit A: Representations, Warranties and Covenants to be Made by
AT&T and Parent

Exhibit B:  Set-Top Box Commitment

                               EXCHANGE AGREEMENT


         AGREEMENT dated as of December 7, 2001 (this "AGREEMENT") between Microsoft Corporation, a Washington corporation ("MICROSOFT"), Comcast Corporation, a Pennsylvania corporation ("COMCAST") and pursuant to an Instrument of Admission dated as of December 19, 2001, AT&T Corp., a New York corporation ("AT&T") and AT&T Comcast Corporation, a Pennsylvania corporation ("AT&T COMCAST").


         WHEREAS, Microsoft T-Holdings, Inc., a Nevada corporation and wholly owned subsidiary of Microsoft ("MICROSOFT T"), is the record owner of $5,000,000,000 aggregate liquidation preference amount of 5% Convertible Quarterly Income Preferred Securities (the "QUIPS") of AT&T Finance Trust I, a Delaware business trust (the "ISSUER TRUST");

         WHEREAS, Comcast intends to enter into the Merger Agreement pursuant to which, among other things, the Mergers will be effected;

         WHEREAS, in the event Comcast enters into and consummates the Merger Agreement, each of Microsoft and Comcast desires to effect the Closing, whereby either (i) Microsoft will exchange the QUIPS for shares of AT&T Broadband Common Stock held by AT&T or (ii) Comcast will make an alternative payment to Microsoft, in each case upon the terms and subject to the conditions hereinafter set forth;

         WHEREAS, in the event the Closing is consummated, each of Microsoft and Comcast desires to effect certain commercial arrangements between Microsoft and each of Comcast and AT&T Broadband, as more particularly set forth herein; and

         WHEREAS, concurrent with the execution of this Agreement and as an inducement to enter into this Agreement, Microsoft and Comcast have entered into the Set-Top Box Commitment;

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS



         Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:


         "ACCESS SLOT" shall have the meaning specified in Section 2.02(a).

         "ACCESS AGREEMENT" shall have the meaning specified in Section 2.02(c).

         "ADJUSTMENT AMOUNT" means the product of (a) 5,000,000 multiplied by
(b) a fraction, the numerator of which is the number of Excluded Shares and the denominator of which is 110,000,000.

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition and the definitions of Controlled Affiliate and Subsidiary, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of management policies of such Person, whether through ownership of voting securities or by contract or otherwise.

         "ALTERNATIVE PAYMENT" shall mean (a) the product of the Share Price and 115,000,000 less (b) $3.8 billion, but in no event less than 0.

         "ALTERNATIVE TRANSACTION" shall have the meaning specified in Section 3.04

         "ALTERNATIVE TRANSACTION CLOSING" shall have the meaning specified in
Section 3.05.

         "ALTERNATIVE TRANSACTION NOTICE" shall have the meaning specified in
Section 3.04(a).

         "AT&T" means AT&T Corp., a New York corporation.

         "AT&T BROADBAND" means AT&T Broadband Corp., a New York corporation.

         "AT&T BROADBAND BUSINESS" means the interest of AT&T or any of its subsidiaries in all of the businesses and assets reflected in the combined financial statements of the AT&T Broadband Group, dated December 31, 2000, as attached to the Preliminary Proxy Statement of AT&T dated May 11, 2001, except for assets disposed of in the ordinary course of business.

         "AT&T BROADBAND COMMON STOCK" means the Common Stock, the par value of which shall be determined prior to Closing, of AT&T Broadband.

         "AT&T BROADBAND MERGER" means the merger of AT&T Broadband Merger Sub with an entity comprised of substantially all of the AT&T Broadband Business.

         "AT&T BROADBAND MERGER SUB" means AT&T Merger Sub, a New York corporation and wholly owned subsidiary of Parent.

         "AT&T COMMON STOCK" means the Common Stock, par value $1.00 per share, of AT&T.

         "AT&T COMMUNICATIONS BUSINESS" means all of the business and assets of AT&T and its subsidiaries except for such businesses and assets as are included in the AT&T Broadband Business.

         "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

         "CLOSING" means either the Exchange Closing or the Alternative Transaction Closing.

         "CLOSING DATE" means the date of the Closing.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMCAST CLASS A COMMON STOCK" means the Class A Common Stock, par value $1.00 per share, of Comcast.

         "COMCAST CLASS A SPECIAL COMMON STOCK" means the Class A Special Common Stock, par value $1.00 per share, of Comcast.

         "COMCAST CLASS B COMMON STOCK" means the Class B Common Stock, par value $1.00 per share, of Comcast.

         "COMCAST COMMON STOCK" means the Comcast Class A Common Stock, the Comcast Class A Special Common Stock and the Comcast Class B Common Stock.

         "COMCAST MERGER" means the merger of Comcast Merger Sub with and into Comcast.

         "COMCAST MERGER SUB" means Comcast Merger Sub, a Pennsylvania corporation and wholly owned subsidiary of Parent.

         "COMCAST SUBSIDIARY" means a Subsidiary of Comcast.

         "COMMON STOCK EXCHANGE" means a Transfer Exchange or a Supplemental Exchange.

         "COMMON STOCK EXCHANGE CLOSING" has the meaning specified in Section 12.07(c).

         "COMMON STOCK EXCHANGE CLOSING DATE" has the meaning specified in
Section 12.08.

         "COMMON STOCK EXCHANGE NOTICE" has the meaning specified in Section 12.05(a).

         "CONTROLLED AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlled by such Person.

         "DEBENTURES" means the 5% Junior Convertible Subordinated Debentures due 2029 of AT&T.

         "DISTRIBUTION" means the distribution by AT&T to holders of AT&T Common Stock of all of the outstanding shares of AT&T Broadband Common Stock, as will be provided by the Separation and Distribution Agreement.

         "EFFECTIVE TIME" means the effective time of the Mergers.

         "EXCHANGE" shall have the meaning specified in Section 3.01.

         "EXCHANGE CLOSING" shall have the meaning specified in Section 3.02.

         "EXCHANGE CONDITION" shall have the meaning specified in Section
3.04(a).

         "EXCHANGE RATIO" means a fraction, the numerator of which is one and the denominator of which is the sum of (i) the number of shares of Parent Class A Common Stock, if any, into which one share of AT&T Broadband Common Stock will be converted pursuant to the Merger Agreement by virtue of the AT&T Broadband Merger plus (ii) the number of shares of Parent Class C Common Stock, if any, into which one share of AT&T Broadband Common Stock will be converted pursuant to the Merger Agreement by virtue of the AT&T Broadband Merger plus (iii) the number of shares of Parent Class A Special Common Stock into which one share of AT&T Broadband Common Stock will be converted pursuant to the Merger Agreement by virtue of the AT&T Broadband Merger.

         "EXCHANGE SHARES" shall have the meaning specified in Section 3.01.

         "EXCHANGE VOTING SHARES" means the shares of Parent Voting Stock delivered to Microsoft (or any of its Affiliates) in a Supplemental Exchange or a Microsoft Transfer Exchange or to a Third Party Transferee in a Third Party Transferee Exchange.

         "EXCLUDED SHARES" means Parent Shares in such number up to 110,000,000 as Comcast shall determine in its absolute discretion on the date of execution of the Merger Agreement.

         "GOVERNMENTAL AUTHORITY" means any United States federal, state or local, foreign or supranational governmental body, agency, official or authority.

         "GUARANTEE AGREEMENT" means the Guarantee Agreement, dated as of June 16, 1999, between AT&T, as guarantor, and The Bank of New York, as guarantee trustee, relating to the Issuer Trust.

         "HSD SERVICE" shall have the meaning specified in Section 2.02(c).

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "INDENTURE" means the Indenture, dated as of June 16, 1999, between AT&T and The Bank of New York as trustee, relating to the Debentures.

         "IRS" means the United States Internal Revenue Service.

         "KNOWLEDGE" means, with respect to any fact, the conscious awareness of such fact by an "executive officer" (as defined under the 1933 Act) of the relevant Person.

         "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, restriction on transfer (other than restrictions on transfer under applicable securities laws or the restrictions on transfer applicable to Parent Common Stock under this Agreement) or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

         "MERGER AGREEMENT" means the Agreement and Plan of Merger, to be entered into by and among AT&T, Comcast and the other parties referred to therein, providing for the Mergers and the transactions contemplated in connection therewith.

         "MERGERS" means the AT&T Broadband Merger and the Comcast Merger effected pursuant to the terms of the Merger Agreement.

         "MFN PERIOD" shall have the meaning specified in Section 2.02(a).

         "MICROSOFT ACCESS AGREEMENT" shall have the meaning specified in
Section 2.02(a).

         "MICROSOFT TRANSFER EXCHANGE" has the meaning specified in Section
12.02.

         "MICROSOFT TRANSFER EXCHANGE CLOSING" has the meaning specified in
Section 12.07(b).

         "MSN" shall have the meaning specified in Section 2.02.

         "NASDAQ" means the Nasdaq Stock Market.

         "1933 ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "OPTION FORMULA" means a fraction the numerator of which is the option value of the upside and downside retained by Microsoft based on the length of the hedging transaction or series of transactions entered into and the denominator of which is the sum of the option value of a call option and the option value of a put option, each with a strike price equal to the value of the stock at the time the hedging transaction or the last of a series of transactions is entered into and with a term equal to the length of the transaction or series of transactions.

         "OTHER THIRD PARTY AGREEMENT" shall have the meaning specified in
Section 2.02(a).

         "PARENT" means AT&T Comcast Corporation, a Pennsylvania corporation; provided, that for purposes of ARTICLE 2, "Parent" shall be deemed to include Comcast and Parent and all of the subsidiaries of Comcast and Parent.

         "PARENT CLASS A COMMON STOCK" means the Class A Common Stock, par value $1.00 per share, of Parent.

         "PARENT CLASS A SPECIAL COMMON STOCK" means the Class A Special Common Stock, par value $1.00 per share, of Parent.

         "PARENT CLASS B COMMON STOCK" means the Class B Common Stock, par value $1.00 per share, of Parent.

         "PARENT CLASS C COMMON STOCK" means the Class C Common Stock, par value $1.00 per share, of Parent.

         "PARENT COMMON STOCK" means the Parent Class A Common Stock, the Parent Class A Special Common Stock, the Parent Class B Common Stock or the Parent Class C Common Stock.

         "PARENT PARTIES" shall have the meaning specified in Section 2.02(a).

         "PARENT PARTY" means Parent or any Affiliate of Parent, provided that before the Effective Time neither AT&T nor any of AT&T's Affiliates (excluding any Person that is an Affiliate of AT&T solely by virtue of AT&T's ownership of Parent capital stock) shall be, and after the Effective Time, neither AT&T nor any of its Affiliates at that time shall be, Parent Parties.

         "PARENT SHARES" means shares of Parent Common Stock received by Microsoft or Microsoft T-Holdings by virtue of the conversion of Exchange Shares in the AT&T Broadband Merger.

         "PARENT VOTING STOCK" means the class of voting Parent Common Stock to be received by holders of AT&T Broadband Common Stock by virtue of the AT&T Broadband Merger pursuant to the Merger Agreement, which class shall either be Parent Class A Common Stock or Parent Class C Common Stock.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of June 16, 1999, between AT&T and Microsoft.

         "REGISTRATION STATEMENT" means the registration statement on Form S-4 or any amendment or supplement thereto pursuant to which the shares of Parent Common Stock issuable in the Mergers will be registered with the SEC.

         "REMAINING SUBSTITUTION SHARES" has the meaning specified in Section 12.04.

         "RESTRICTED SHARES" means the Parent Shares less the Excluded Shares.

         "SEC" means the United States Securities and Exchange Commission.

         "SECURITIES EXCHANGE" means the national securities exchange or quotation system selected by the parties to the Merger Agreement for the listing of the Parent Common Stock to be issued in the Mergers or reserved for issuance as provided in the Merger Agreement.

          "SEPARATION AND DISTRIBUTION AGREEMENT" means the Separation and Distribution Agreement, to be entered into by and between AT&T and AT&T Broadband providing for the spin-off of AT&T Broadband to the shareholders of AT&T.

         "SET-TOP BOX COMMITMENT" means the Term Sheet, dated December 3, 2001, between Microsoft and Comcast Cable Communications, Inc., attached as Exhibit B hereto.

         "SHARE PRICE" means the average closing share price of the Comcast Class A Special Common Stock as reported on Nasdaq for the ten (10) consecutive trading days ending five (5) trading days following the date of execution of the Merger Agreement.

         "SUBSIDIARY" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other body performing similar functions are at any time, directly or indirectly, owned by such Person.

         "SUBSTITUTION SHARES" has the meaning specified in Section 12.01.

         "SUPPLEMENTAL EXCHANGE" has the meaning specified in Section 12.03.

         "SUPPLEMENTAL EXCHANGE CLOSING" has the meaning specified in Section 12.07(a).

         "TAXABLE TRANSACTION LOSS" shall have the meaning specified in Section 8.05.

         "TEST" shall have the meaning specified in Section 2.02(c).

         "THIRD PARTY" shall have the meaning specified in Section 2.02(a).

         "THIRD PARTY ACCESS AGREEMENT" shall have the meaning specified in
Section 2.02(a).

         "THIRD PARTY ACCESS AGREEMENT DATE" shall have the meaning specified in
Section 2.02(a).

         "THIRD PARTY TRANSFER" has the meaning specified in Section 12.02.

         "THIRD PARTY TRANSFEREE" has the meaning specified in Section 12.02.

         "THIRD PARTY TRANSFEREE EXCHANGE" has the meaning specified in Section 12.02.

         "THIRD PARTY TRANSFEREE EXCHANGE CLOSING" has the meaning specified in
Section 12.07(c).

         "THIRD PARTY TRANSFEREE EXCHANGE NOTICE" has the meaning specified in
Section 12.06.

         "THRESHOLD PERCENTAGE" shall have the meaning specified in Section 2.02(c).

         "TOTAL VOTING POWER" means the total voting power of issued and outstanding Parent capital stock.

         "TRANSACTION AGREEMENTS" means this Agreement, the Merger Agreement, the Separation and Distribution Agreement, and any other agreements entered into by Comcast, AT&T or their Affiliates in connection with the Mergers or the Distribution.

         "TRANSACTIONS" means the transactions contemplated in connection with the Transaction Agreements.

         "TRANSFER EXCHANGE" has the meaning specified in Section 12.02.

         "TRUST AGREEMENT" means the Trust Agreement, dated as of June 16, 1999, among AT&T, The Bank of New York as property trustee, The Bank of New York (Delaware) as Delaware trustee and the administrative trustees named therein, relating to the Issuer Trust.

         "TRUST COMMON SECURITIES" means the common securities of the Issuer Trust issued pursuant to the Trust Agreement.

         (b) The following definitional provisions shall apply to this
Agreement:

                  (i) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (ii) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (iii) The terms "Dollars" and "$" shall mean United States Dollars.

                  (iv) References herein to a specific Section, Subsection, Exhibit or Schedule shall refer, respectively, to Sections, Subsections, Exhibits or Schedules of this Agreement, unless the express context otherwise requires.

                  (v) Wherever the word "include," "includes," or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation."

                                   ARTICLE 2
                              MOST FAVORED NATIONS

         Section 2.01. Representations. Microsoft represents as of the date hereof that The Microsoft Network ("MSN") is a business unit within Microsoft. Comcast represents as of the date hereof that neither Comcast nor any of its Affiliates has, and, to Comcast's knowledge, neither AT&T nor any Subsidiary of AT&T has (with respect to the AT&T Broadband Business) entered into an Access Agreement or an agreement that would be an Access Agreement but for its containing terms and conditions that provide for access on an exclusive basis. Comcast warrants that the Parent Parties will hold and control all cable network properties of Comcast, the AT&T Broadband Business, and their respective Affiliates, as of the Closing Date.


         Section 2.02. Most Favored Nations.


         (a) If: (i) the Closing has occurred; and (ii) MSN remains a business unit, or otherwise is an Affiliate, of Microsoft (for the purposes of this ARTICLE 2, to the extent that MSN becomes an Affiliate of Microsoft, use of the term "Microsoft" shall be deemed to include MSN) at all times from the date hereof through the Third Party Access Agreement Date; then Parent agrees that if, at any time during the period from the date hereof through the fifth anniversary of the Closing Date (the "MFN PERIOD"), any Parent Party enters into or is bound by (or, upon consummation of the Mergers, any Parent Party is party to or is bound by) an Access Agreement (a "THIRD PARTY ACCESS AGREEMENT") with a third party other than Microsoft or any of its Controlled Affiliates (a "THIRD PARTY") (each date a Third Party Access Agreement is entered into referred to herein as a "THIRD PARTY ACCESS AGREEMENT DATE"), then within ten (10) Business Days of each Third Party Access Agreement Date (provided the Closing has previously occurred) or within ten (10) days of the Closing Date (if one or more Third Party Access Agreement Dates have preceded the Closing Date), whichever then is applicable, the Parent Party will provide Microsoft with an Access Agreement (the "MICROSOFT ACCESS AGREEMENT") with respect to the relevant Parent Parties on the same terms and conditions (including with respect to: (I) the specific cable system or systems, applications and functionality for which access is provided and the specific dates on which access is provided; and (II) any rights to sell or market the products or services of any Parent Party in conjunction with the sale or marketing of the HSD Service in question), as those contained in the Third Party Access Agreement in question (provided that if more than one Third Party Access Agreement Date has preceded the Closing Date, then such offer will give Microsoft the right to enter into any or all such Third Party Access Agreement as it elects); provided that: (1) if the terms and conditions contained in any other agreement (an "OTHER THIRD PARTY AGREEMENT") between a Parent Party and the Third Party in question (or any of such Third Party's Affiliates) provided consideration to the Third Party in question (or any of such Third Party's Affiliates) for entering into the Third Party Access Agreement in question, then the terms and conditions of the Microsoft Access Agreement offered to Microsoft will be modified by the Parent Party as required to include the economic benefits of such consideration (net of any consideration provided to any Parent Party under any such Other Third Party Agreements); (2) if any terms and conditions of the Third Party Access Agreement in question are dependent on the unique characteristics of the Third Party in question or its assets (or of its Affiliates or their assets) or the identity of specific cable systems of the Parent Parties, and therefore cannot reasonably apply to or be complied with by Microsoft (or its Affiliates), the Microsoft Access Agreement offered to Microsoft will be modified by the Parent Party as required to provide Microsoft with economic and non-economic terms and conditions that can apply to or be complied with by

Microsoft and which, taken as a whole, are no less favorable and no more burdensome to Microsoft than those applicable to the Third Party in question under the Third Party Access Agreement in question; (3) if the effectiveness of a right or benefit of the Third Party in question under the Third Party Access Agreement in question, or if the price or other economic consideration payable by the Third Party in question for a specified level of service or other right or benefit, is conditioned upon volume-based commitments or volume-based performance by the Third Party in question, then the terms and conditions of the Microsoft Access Agreement offered to Microsoft will be modified by the Parent Party as required to make such effectiveness or economic consideration available to Microsoft without meeting the volume-based commitment or volume-based performance in question, if it both (x) makes at least the Threshold Percentage of the volume-based commitment or volume-based performance in question, and (y) makes the Parent Party whole for any actual out-of-pocket costs incurred as a result of providing the right or benefit based on volume-based commitments or volume-based performance of Microsoft that are less than 100% of that contained in the Third Party Access Agreement in question; and (4) Parent will include with such notice: (x) a statement indicating the number, based upon the then current technical capacity of the infrastructure of the cable system or cable systems in question, of Access Agreements (in addition to the Third Party Access Agreement in question) that can be entered into with respect to the cable system or cable systems in which access is provided under the Third Party Access Agreement in question (an "ACCESS SLOT"); and (y) a certification from its chief financial officer that the terms and conditions of the Microsoft Access Agreement offered to Microsoft are in compliance with the terms hereof; and provided further that, if Microsoft has previously entered into an Access Agreement with the Parent Party with respect to the same cable system or systems, applications and functionality that is in effect at the time of such offer, then the Microsoft Access Agreement (if accepted by Microsoft pursuant to subsection (b) below) will replace and supercede such existing Access Agreement when the Microsoft Access Agreement is entered into. No Parent Party will enter into or be bound by: (A) any exclusive Access Agreement during the MFN Period; or (B) a Third Party Access Agreement with AOL Time Warner, Inc. or any of its Affiliates during the MFN Period if no Access Slots would be available to Microsoft, or any Parent Party would otherwise be prevented from complying with the obligations of this Article, as a result of entering into or being bound by such Third Party Access Agreement.

         (b) Microsoft will have the right, at any time during a period of ninety (90) days following the date Microsoft received the proposed Microsoft Access Agreement from a Parent Party, to exercise such right by signing the proposed Microsoft Access Agreement in the form offered to Microsoft in whole only, so long as the proposed Microsoft Access Agreement complies with the provisions of this Article II. If Microsoft does not sign the proposed Microsoft Access Agreement within the initial thirty (30) days (excluding the period of any dispute resolution undertaken pursuant to Section 2.04) following receipt of such proposed agreement, the Parent Party will be permitted to initiate service under the Third Party Access Agreement, unless Microsoft has informed the relevant Parent Party that in its view the proposed Microsoft Access Agreement does not comply with the provisions of this Article II, in which event the dispute resolution provisions shall apply. If within ninety (90) Business Days (excluding the period of any dispute resolution undertaken pursuant to Section 2.04) following Microsoft's receipt of the proposed Microsoft Access Agreement, Microsoft has not signed such Microsoft Access Agreement, Microsoft will be deemed to have elected not to exercise such right, unless Microsoft has informed the relevant Parent Party that in its view the proposed Microsoft Access Agreement does not comply with the provisions of this Article II, in which event the dispute resolution provisions shall apply.

         (c) The term "ACCESS AGREEMENT" means an agreement providing for a Person to have non-exclusive access to any of the cable system infrastructure of a Parent Party (including following the Mergers) for the purpose of the third party's provision of a high-speed Internet access service (and related services) to residential customers through a personal computer or other device permitting access to the Internet through facilities of any Parent Party (including following the Mergers), including, without limitation, through a gaming device or home gateway (but not through a cable TV set-top box) (an "HSD SERVICE"), but excluding any terms and conditions of such agreement that are in respect of Test activities. The term "TEST" means a bona fide test (i.e., non-commercial deployment) of any one or more aspects of the HSD Service in question in a cable system or systems within a limited geography for a limited period of time. Notwithstanding the foregoing, Comcast agrees that if a Parent Party provides a Test to AOL Time Warner, Inc. or any Affiliate, the Parent Party will provide to Microsoft a Test on a basis equal and comparable (including with respect to Test market characteristics) as those provided to AOL Time Warner, Inc. and its Affiliates, except that the Parent Party shall not be required to provide Test to Microsoft in the identical geographic market as the Test provided to AOL Time Warner, Inc. or its Affiliates. The term "THRESHOLD PERCENTAGE" means 20% during the first year of the Microsoft Access Agreement, 22.5% during the second year thereof, 25% during the third year thereof, 27.5% during the fourth year thereof, and 30% during the fifth year thereof and thereafter.


         Section 2.03. Amendments, Etc. In the event that a Parent Party and Microsoft have entered into a Microsoft Access Agreement and during the MFN Period a Parent Party and a Third Party enter into an amendment, renewal or other modification of the applicable Third Party Access Agreement that is favorable to the Third Party in question, then the terms and conditions of such amendment, renewal or modification (including any that are less favorable to the Third Party in question) will be offered by such Parent Party to Microsoft on the same basis as is set forth in Section 2.02 with respect to the Microsoft Access Agreement.



         Section 2.04. Dispute Resolution. If any dispute or disagreement between the parties in connection with Section 2.02 or Section 2.03 cannot be resolved through good faith negotiations within thirty (30) days of notification of such dispute, the parties agree to resolve such dispute or disagreement by a fast track arbitration procedure under which they will each select an independent arbitrator with appropriate technical experience through Judicial Arbitration Mediation Services with no prior or existing business relationship with the parties or any of their Affiliates, which arbitrators will jointly select a third arbitrator meeting the foregoing qualifications. The arbitration will be held in New York and will be conducted in accordance with the American Arbitration Association rules for commercial arbitration. Each party shall be permitted to conduct discovery in accordance with the Federal Rules of Civil Procedure. The arbitrator will hear each party's presentation within ten (10) days of such selection and will rule within five (5) Business Days following the conclusion of such presentation by the parties. Such ruling shall be binding and non-appealable. Each party shall bear its own costs, including attorney's fees, and the costs of the arbitration shall be borne equally by the parties. The Party prevailing at arbitration shall be entitled to collect attorney fees.


                                   ARTICLE 3
                        EXCHANGE; ALTERNATIVE TRANSACTION



         Section 3.01. Exchange. Subject to Section 3.04, and upon the terms and subject to the conditions set forth in Sections 9.01 and 9.03, at the Exchange Closing Microsoft shall deliver or shall cause to be delivered to AT&T a certificate or certificates representing the QUIPS, in exchange for the delivery by AT&T of a certificate or certificates representing that number of shares of AT&T Broadband Common Stock held by AT&T which is equal to the product of (a) 115,000,000 minus the Adjustment Amount multiplied by (b) the Exchange Ratio (the "EXCHANGE SHARES"), in each case free and clear of all Liens. By operation of the transactions described in the foregoing sentences (the "EXCHANGE"), Microsoft shall transfer to AT&T all legal right, title and interest in the QUIPS and AT&T shall transfer to Microsoft all legal right, title and interest in the Exchange Shares.



          Section 3.02. Exchange Closing. The closing (the "EXCHANGE CLOSING") of the Exchange shall take place concurrently with the Distribution following the satisfaction of all the conditions set forth in Sections 9.01 and 9.03, at the place, on the date and at the time designated by Comcast in a written notice which shall be delivered to Microsoft no fewer than three (3) Business Days prior to the Closing Date.



         Section 3.03. Unwind of Exchange. In the event that, at any time beginning forty-eight (48) hours after the Exchange Closing and ending on the date Comcast shall have provided notice to Microsoft that it does not intend to effect the Mergers, the Mergers shall not have been effected, at the option of Microsoft the Exchange shall be unwound on the second Business Day following delivery of notice by Microsoft or Comcast, as the case may be, as follows: AT&T shall transfer and assign the QUIPS to Microsoft T-Holdings in exchange for the transfer and assignment by Microsoft T-Holdings to AT&T of the Exchange Shares.


         Section 3.04. Alternative Transaction. In the event that, at any time beginning ten (10) calendar days following the execution of the Merger Agreement and ending on the date of the closing of the Mergers, AT&T has not (i) agreed to effect the Exchange and, if necessary, the unwind of the Exchange as provided in this Agreement and (ii) become a party to this Agreement (the "EXCHANGE CONDITION"), Microsoft shall have the right to require Comcast to effect the Alternative Transaction by providing an irrevocable written notice (the "ALTERNATIVE TRANSACTION NOTICE") to such effect to Comcast. In the event the Exchange Condition has occurred, upon provision of the Alternative Transaction Notice Microsoft shall have no obligation to effect, and shall not be entitled or permitted to effect, the Exchange and Microsoft shall, at such time and in the manner reasonably requested by Comcast, (i) consent to the transfers and assignments described in Section 3.04(b) and (ii) execute and cause to be executed such amendments or supplements to the Trust Agreement, the Indenture and any document or agreement executed in connection therewith, and any such other instruments as are consistent with the terms and conditions of this Agreement and are reasonably necessary to give effect to such transfers and assignments;


         (b) Comcast shall cause the Merger Agreement to provide that (i) in the event that the Exchange Condition has occurred (A) AT&T, prior to the Distribution, will: (1) transfer the Trust Common Securities from AT&T to AT&T Broadband; (2) assign to AT&T Broadband all of AT&T's rights and obligations pursuant to the Trust Agreement, the Guarantee, the Registration Rights Agreement and the Indenture (including, without limitation, all of AT&T's rights and obligations with respect to (x) the Trust Common Securities, (y) the QUIPS and (z) the Debentures) and the parties hereto agree that such assignment shall be sufficient to relieve AT&T of any and all obligations with respect to the Trust Agreement, the Guarantee, the Registration Rights Agreement, the Indenture, the Trust Common Securities, the QUIPS and the Debentures; (B) notwithstanding any provision of Section 12.2 of the Indenture, as a result of the transfer and assignments described in this Section 3.04(b), adjust the Conversion Price (as defined in the Indenture) in the same manner, and to the same effect, as if the transfers and assignments described in this Section 3.04(b) had not taken place and, instead, the AT&T Communications Business had been distributed to the holders of AT&T Common Stock, and (C) execute and cause to be executed such amendments or supplements to the Trust Agreement, the Indenture, the Guarantee, the Registration Rights Agreement and any document or agreement executed in connection therewith, and any such other instruments as are consistent with the terms and conditions of this Agreement and are reasonably necessary to give effect to or reflect the transfers, assignments and adjustments described in, and the intent of, this Section 3.04(b); and (ii) Microsoft shall be a third-party beneficiary of AT&T's obligations set forth in clause (1) of this
Section 3.04(b).


         Section 3.05. Alternative Transaction Closing.


         (a) In the event the Exchange Condition has occurred, the closing (the "ALTERNATIVE TRANSACTION CLOSING") of the Alternative Transaction shall take place concurrently with the closing of the Mergers following the satisfaction of all the conditions set forth in Sections 9.02 and 9.04, at the place, on the date and at the time designated by Comcast in a written notice which shall be delivered to Microsoft no fewer than three (3) Business Days prior to the Closing Date. At the Alternative Transaction Closing Comcast shall make the Alternative Payment to Microsoft by wire transfer of immediately available funds (the "ALTERNATIVE TRANSACTION");

         (b) Upon the delivery of an Alternative Transaction Notice, Sections 5.06, 6.04, 6.05, 6.07, 7.02, 7.04, 7.05, 8.05 and 8.06 hereof shall terminate and shall have no further force and effect and no liability shall arise to any party hereof with respect to such terminated provisions. For the avoidance of doubt, following the delivery of an Alternative Transaction Notice, no party to this Agreement shall be obligated to, and no party shall be entitled or permitted to, effect the Exchange pursuant to this Agreement.


                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF COMCAST


         Comcast represents and warrants to Microsoft as of the date hereof and as of the Closing that:


         Section 4.01. Corporate Existence and Power. Comcast is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers required to carry on its business as currently conducted.



         Section 4.02. Corporate Authorization. The execution, delivery and performance by Comcast of this Agreement and the consummation by Comcast of the transactions contemplated hereby are within Comcast's corporate powers and have been duly authorized by all necessary corporate action on the part of Comcast. This Agreement constitutes a valid and binding agreement of Comcast, enforceable against Comcast in accordance with its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights and (ii) for the limitations imposed by general principles of equity.



         Section 4.03. Authorization. The execution, delivery and performance by Comcast of this Agreement require no action by or in respect of, or filing with, any governmental or non-governmental body, agency or official or any other Person other than (i) the consent of AT&T to the Exchange and the transactions contemplated by Section 3.04; (ii) compliance with any applicable requirements of the HSR Act; (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act, and any other applicable securities laws, whether United States, state or foreign; (iv) such actions by or in respect of, or filings with, any governmental or non-governmental body, agency or official or any other Person as are required to complete the Mergers and which shall have been obtained or completed, as applicable, prior to Closing; and (v) any other actions or filings that are immaterial to the consummation of the transactions contemplated hereby.


         Section 4.04. Noncontravention. The execution, delivery and performance of this Agreement by Comcast do not and will not (i) violate the articles of incorporation or bylaws of Comcast, (ii) assuming compliance with the matters referred to in Section 4.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree, except for any such violations which would not be material to the transactions contemplated hereby or (iii) conflict with, or result in a violation or breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time, or both, or otherwise, would constitute a default) under or a termination of, or entitle any party (with the giving of notice, the passage of time, or both, or otherwise) to terminate, accelerate, modify or call a default under, any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, guarantee, deed of trust, intellectual property or other license, contract, permit, license, agreement, lease or other instrument to which Comcast or any of its Controlled Affiliates is a party or by which its assets or properties may be affected, or result in the creation of any Lien upon any of the properties or assets of Comcast or any of its Controlled Affiliates, which in each case would be material to the transactions contemplated hereby.



         Section 4.05. Valid Issuance.


         (a) The Exchange Shares, when issued and delivered in the manner contemplated by this Agreement, will be duly and validly issued, fully paid, nonassessable and free and clear of all Liens or any restrictions on the transfer thereof (other than restrictions on transfer under applicable securities laws).

         (b) The Parent Shares, when issued and delivered in accordance with the terms of the Merger Agreement, will be duly and validly issued, fully paid, nonassessable and free and clear of all Liens or any restrictions on the transfer thereof (other than restrictions on transfer under applicable securities laws or the restrictions on transfer explicitly set forth herein).


         Section 4.06. Ownership of Parent. The Parent Shares will represent more than 4.5% of the outstanding shares of capital stock of Parent immediately following consummation of the Mergers, on a fully-diluted basis.

         Section 4.07. Capitalization. The authorized capital stock of Comcast consists of (i) 200,000,000 shares of Comcast Class A Common Stock, (ii) 50,000,000 shares of Comcast Class B Common Stock, (iii) 2,500,000,000 shares of Comcast Class A Special Common Stock and (iv) 20,000,000 shares of preferred stock. As of the close of business on October 31, 2001, there were outstanding
(1) 21,829,422 shares of Comcast Class A Common Stock, (2) 9,444,375 shares of Comcast Class B Common Stock, (3) 913,741,189 shares of Comcast Class A Special Common Stock (inclusive of shares issued pursuant to the Comcast Employee Stock Purchase Plan and exclusive of all shares of restricted stock granted under any compensatory plan or arrangements), (4) options to purchase an aggregate of 55,779,734 shares of Comcast Class A Special Common Stock (of which options to purchase an aggregate of 16,853,169 shares of Comcast Class A Special Common Stock were exercisable), (5) phantom shares, stock units, stock appreciation rights, other stock-based awards or other deferred stock awards issued under any stock option, compensation or deferred compensation plan or arrangement with respect to an aggregate of 6,793,483 shares of Comcast Class A Special Common Stock and (6) no shares of preferred stock. As of October 31, 2001, no shares of Comcast Common Stock were held in trust or in treasury. All outstanding shares of capital stock of Comcast have been, and all shares that may be issued pursuant to any compensatory plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable.



                                   ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF MICROSOFT


         Microsoft represents and warrants to Comcast as of the date hereof and as of the Closing that:


         Section 5.01. Corporate Existence and Power. Microsoft is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.



         Section 5.02. Corporate Authorization. The execution, delivery and performance by Microsoft of this Agreement and the consummation by Microsoft of the transactions contemplated hereby are within Microsoft's corporate powers and have been duly authorized by all necessary corporate action on the part of Microsoft. This Agreement constitutes a valid and binding agreement of Microsoft, enforceable against Microsoft in accordance with its terms, except
(i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights and (ii) for the limitations imposed by general principles of equity.



         Section 5.03. Authorization. The execution, delivery and performance by Microsoft of this Agreement require no action by or in respect of, or filing with, any governmental or non-governmental body, agency or official or any other Person other than (i) the consent of AT&T to the Exchange and to the transactions contemplated by Section 3.04; (ii) compliance with any applicable requirements of the HSR Act; (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act, and any other applicable securities laws, whether United States, state or foreign; and (iv) any other actions or filings that are immaterial to the consummation of the transactions contemplated hereby.


         Section 5.04. Noncontravention. The execution, delivery and performance of this Agreement by Microsoft do not and will not (i) violate the certificate of incorporation, bylaws or any other governing organization documents of Microsoft, or, (ii) assuming compliance with the matters referred to in Section 5.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree, except for any such violations which would not have a material adverse effect on the ability of Microsoft to consummate the transactions contemplated hereby.



         Section 5.05. Ownership of QUIPS. Microsoft T-Holdings is the lawful record holder of the QUIPS. Microsoft acquired the QUIPS on June 16, 1999 and neither Microsoft nor Microsoft T-Holdings has entered into any promissory note, installment purchase contract or other obligation in connection with the acquisition of the QUIPS other than such obligation as is not subject to the payment of any further consideration of any kind. Either Microsoft or Microsoft T-Holdings has held the QUIPS since their acquisition from the Issuer Trust, without transfer, exchange, conversion, pledge or disposition of any kind.



         Section 5.06. Tax Representation. (a) Neither Microsoft nor Microsoft T has any current plan or intention to sell, transfer or otherwise dispose of any Restricted Shares; it being understood that the foregoing is not intended to preclude Microsoft (or any wholly owned Subsidiary of Microsoft) from, and Microsoft (and each wholly owned Subsidiary of Microsoft) is expressly permitted at any time to enter into any agreement, arrangement or understanding with respect to any transaction that would not (i) require or permit (unless at the time such transaction is entered into, it is not more likely than not that the transaction will be physically settled) physical settlement in shares of Parent Common Stock received by Microsoft (or by any wholly owned Subsidiary of Microsoft) in the AT&T Broadband Merger or in a Common Stock Exchange (including, without limitation, cash-settled options with respect to Parent Common Stock) or (ii) result in a sale or constructive sale for U.S. federal income tax purposes.


         (b) For purposes of this Section 5.06 and Section 7.04, any transaction or series of transactions (1) with a term no longer than five years pursuant to which Microsoft (and/or the wholly owned Subsidiary of Microsoft that is party to such transaction or series of transactions) retains an economic interest equal to the first 20% of the risk of loss or opportunity for gain or an economically equivalent combination of risk of loss and opportunity for gain and
(2) for which the fraction
obtained as a result of the Option Formula is greater than or equal to one-fifth shall not be treated as a constructive sale.

         (c) For purposes of this Section 5.06 and Section 7.04, neither Microsoft nor any wholly owned Subsidiary of Microsoft shall be prohibited from entering into any stock lending transactions pursuant to Section 1058 of the Code with respect to Parent Common Stock, provided that neither Microsoft nor any wholly owned Subsidiary of Microsoft directly lends, or reaches any understanding with any counterparty or any third party other than the counterparty to lend, Parent Common Stock to a counterparty to a hedging transaction or transactions with respect to any Restricted Shares held by Microsoft or by any wholly owned Subsidiary of Microsoft."

                                   ARTICLE 6
                              COVENANTS OF COMCAST

         Comcast agrees that:

         Section 6.01. Commitment of AT&T. Comcast shall use its reasonable best efforts to cause AT&T to agree to effect the Exchange and, if necessary, the unwind of the Exchange as provided in this Agreement. Microsoft shall be a third party beneficiary of such agreement. Comcast shall further use its reasonable best efforts to cause AT&T to become a party to this Agreement, bound by the obligations and entitled to the benefits arising therefrom, as soon as practicable following the date hereof.

         Section 6.02. Exchange Closing. At the Exchange Closing, if any, Comcast shall (a) deliver the certificate required pursuant to Section 9.01(l) and (b) cause its counsel to deliver the opinion required pursuant to Section 9.01(p).

         Section 6.03. Alternative Transaction Closing. At the Alternative Transaction Closing, if any, Comcast shall (a) deliver the certificate required pursuant to Section 9.02(h) and (b) cause appropriate counsel to deliver the opinions required pursuant to Section 9.02(j), Section 9.02(k) and Section 9.02(l).

         Section 6.04. Registration Statement; Blue Sky Laws. Comcast shall use its reasonable best efforts to cause a Registration Statement to become effective with respect to the Parent Shares, and shall make all other necessary filings pursuant to the 1933 Act, the 1934 Act and applicable state "blue sky" laws, prior to the Exchange Closing, if any.

         Section 6.05. Listing of Stock. Comcast shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in connection with the Mergers (other than shares of Parent Class B Common Stock) to be approved for listing on the Securities Exchange prior to the Exchange Closing, if any, subject to official notice of issuance.

         Section 6.06. Merger Documentation.

         (a) Without the prior written consent of Microsoft (which consent shall not be unreasonably withheld), Comcast shall not agree or otherwise consent to the inclusion in the Transaction Agreements of any term, or, upon execution and delivery of the Merger Agreement, to any amendment, supplement or other modification of any term of the Transaction Agreements, and shall not grant any waivers, consents or approvals thereunder, if any such amendment, supplement or other modification, or waiver, consent or approval would, or would reasonably be expected to, (i) conflict with, or result in a violation or breach of any provision of, this Agreement, the Set-Top Box Commitment or any definitive agreement entered into pursuant thereto, or any Microsoft Access Agreement or
(ii) be materially adverse to Microsoft in the context of Microsoft's rights in or obligations under, or reasonably expected benefits from, the Transactions in a manner or to an extent that is materially different or disproportionate to the effect of such action on all other shareholders of AT&T Broadband or of Parent.

         (b) Comcast agrees to respond to any reasonable request for information by Microsoft relating to the Transactions and to keep Microsoft reasonably apprised of any material development with respect to the Transactions.

         Section 6.07. Share Issuances. From the date hereof until the Closing, Comcast shall not (i) amend its certificate of incorporation or by-laws so as to alter the rights of the holders of any class of its capital stock; or (ii) split, combine or reclassify its outstanding shares of capital stock.

         Section 6.08. AT&T Broadband Business. Upon consummation of the Mergers, AT&T Broadband shall include substantially all of the AT&T Broadband Business.

         Section 6.09. Notification of Excluded Shares. Comcast shall provide Microsoft with written notification of the number of Excluded Shares within one
(1) Business Day following the date of execution of the Merger Agreement.

                                   ARTICLE 7
                             COVENANTS OF MICROSOFT

         Microsoft agrees that:

         Section 7.01. Closing. (a) At the Exchange Closing, Microsoft shall (i) deliver the certificate required pursuant to Section 9.03(f) and (ii) cause its counsel to deliver the opinion required pursuant to Section 9.03(g).

         (b) At the Alternative Transaction Closing, if any, Microsoft shall (i) deliver the certificate required pursuant to Section 9.04(g) and (ii) cause its counsel to deliver the opinion required pursuant to Section 9.04(h).

         Section 7.02. Ownership of QUIPS. From the date hereof to the Closing or, if earlier, the date on which this Agreement is terminated in accordance with its terms, Microsoft will not, without the consent of Comcast, (a) sell, assign, pledge, transfer, or otherwise dispose of the QUIPS (or any portion thereof) or (b) enter into any transaction or series of transactions as a result of which any Person would acquire, or have the right to acquire, directly or indirectly, the QUIPS (or any portion thereof), unless such transaction or series of transactions shall be contingent upon the execution of an agreement or agreements by a third party (other than Comcast) to acquire substantially all of the AT&T Broadband Business.

         Section 7.03. Confidentiality. (a) Microsoft and its Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law or national stock exchange or quotation system, all confidential documents and information concerning Comcast or any of its Affiliates, the Transactions, AT&T or any of its Affiliates, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Microsoft, (ii) in the public domain through no fault of Microsoft or (iii) later acquired by Microsoft from sources other than Comcast or AT&T or any of their respective Affiliates not known by Microsoft to be bound by any confidentiality obligation; provided, that Microsoft may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such Persons are informed by Microsoft of the confidential nature of such information and are directed by Microsoft to treat such information confidentially. Microsoft shall be responsible for any failure to treat such information confidentially by such Persons. The obligation of Microsoft and its Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. Microsoft agrees that it shall not and it shall cause its Affiliates not to use any confidential documents or information for any purpose other than in connection with the transactions contemplated by this Agreement. If this Agreement is terminated, Microsoft and its Affiliates will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Comcast or AT&T, as applicable, upon request, all documents and other materials, and all copies thereof, obtained by Microsoft or on its behalf from Comcast or AT&T or any of their respective Affiliates, in connection with this Agreement that are subject to such confidence.

         (b) In the event Microsoft or anyone to whom Microsoft transmits confidential information is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demand or similar process) to disclose any such information,

Microsoft will provide Comcast and AT&T with prompt notice so that Comcast or AT&T, as applicable, may seek a protective order or other appropriate remedy and/or waive Microsoft's compliance with the provisions of this Section. In the event that such protective order or other remedy is not obtained sufficiently promptly so as not to adversely affect Microsoft or those of its officers, directors, employees, accountants, counsel, consultants, advisors and agents as to whom the information has been requested or required, or Comcast or AT&T, as applicable, waives Microsoft's compliance with the provisions of this Agreement, Microsoft will furnish only that portion of such information that Microsoft is advised by counsel is legally required and will exercise Microsoft's reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

         Section 7.04. Lockup. For a period beginning on the date hereof and ending six (6) months after the Closing Date neither Microsoft nor any wholly owned Subsidiary of Microsoft shall (i) enter into any agreement, arrangement or understanding with respect to, or (ii) have any negotiations concerning, any transaction or series of transactions as a result of which any Person (other than a wholly owned Subsidiary of Microsoft) would acquire, or have the right to acquire, directly or indirectly, from Microsoft (or from any wholly owned Subsidiary of Microsoft) any Restricted Shares. The foregoing is not intended to preclude Microsoft (or any wholly owned Subsidiary of Microsoft) from, and Microsoft (and each wholly owned Subsidiary of Microsoft) is expressly permitted at any time to enter into any agreement, arrangement or understanding with respect to or have substantial negotiations concerning any transaction or series of transactions that would not (i) require or permit (unless at the time such transaction is entered into, it is not more likely than not that the transaction will be physically settled) physical settlement in shares of Parent Common Stock received by Microsoft (or by a wholly owned Subsidiary of Microsoft) in the AT&T Broadband Merger or in a Common Stock Exchange (including, without limitation, cash-settled options with respect to Parent Common Stock) or (ii) result in a sale or constructive sale for U.S. federal income tax purposes.

         Section 7.05. Tax Matters. Microsoft shall cooperate, including, without limitation, by making to the IRS a representation to the effect that Microsoft has no current plan or intention to sell, transfer or otherwise dispose of Parent Common Stock received by Microsoft in the AT&T Broadband Merger, to the extent reasonably requested by Comcast or AT&T with respect to any application by Comcast or AT&T for a ruling by the IRS with respect to the Mergers, the Distribution or the transactions contemplated in connection therewith.

                                    ARTICLE 8
                              ADDITIONAL COVENANTS

      Section 8.01. Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement and without prejudice to Microsoft's right to enter into any other transaction with respect to AT&T, AT&T Broadband or the AT&T Broadband Business (subject to Sections 7.02, 7.03, and 7.04), the parties hereto will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement; it being understood that, notwithstanding anything to the contrary contained in this Agreement, Microsoft shall only have an obligation to take any action or refrain from taking any action under this Agreement (except as provided in ARTICLE 2 or in Sections 7.02, 7.03, 7.04 or 8.03) when both the Merger Agreement is executed and there is no definitive agreement in existence between AT&T and any third party (other than Comcast) involving the acquisition of substantially all of the AT&T Broadband Business and it being further understood that notwithstanding the occurrence of the Exchange Condition, until such time as Microsoft has provided Comcast with the Alternative Transaction Notice, Comcast shall continue to be obligated under this Section 8.01 with respect to the Exchange. The parties hereto agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary in order to consummate the transactions contemplated by this Agreement.

      Section 8.02. Certain Filings. The parties hereto shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

      Section 8.03. Public Announcements. Prior to the public announcement by AT&T and Comcast of the execution of the Merger Agreement, the parties hereto agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or quotation system, will not issue any such press release or make any such public statement prior to such consultation. Following the Closing, the parties agree to consult with each other before issuing any press release or making any public filing that describes any terms of this Agreement.

      Section 8.04. Notice of Certain Events. Each of the parties hereto shall promptly notify the other parties of:

      (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby;

      (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated hereby;

      (c) the occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which would reasonably be expected to cause any representation or warranty contained herein to be untrue or inaccurate in any material respect at any time during the period commencing on the date hereof and ending at the earlier to occur of the termination of this Agreement and Closing; and

      (d) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 8.04 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      Section 8.05. Indemnity. Comcast shall indemnify and hold harmless Microsoft against any claim by, and Microsoft will have no liability to, Comcast, AT&T or any shareholder of AT&T, Comcast or Parent for any loss arising as a result of (i) the Distribution failing to qualify (including, without limitation, under Section 355(e) of the Code) as a tax-free spin-off under
Section 355 of the Code or (ii) either the AT&T Broadband Merger or the Comcast Merger failing to qualify either as a tax-free transaction under Section 351 of the Code or as a reorganization under Section 368 of the Code (any such loss, a "TAXABLE TRANSACTION LOSS"), except to the extent such failure to so qualify is the direct result of a breach by Microsoft of Section 7.04 or the failure of the representation in Section 5.06 to be true.

      Section 8.06. Limitation Of Liability. Notwithstanding anything to the contrary contained herein, in the event that Microsoft breaches Section 7.04, Microsoft's liability shall be limited as follows: (a) if by reason of any action by Comcast, AT&T or their respective Affiliates, the Distribution or the Mergers would be treated as a taxable transaction without regard to any breach by Microsoft of Section 7.04 or any failure of the representation in Section
5.06 to be true, then Microsoft shall have no liability hereunder and (b) if any action by Comcast, AT&T or their respective Affiliates would not, in the absence of the breach of Section 7.04 or any failure of the representation in Section
5.06 to be true, have resulted in the Distribution or the Mergers being treated as a taxable transaction, Microsoft's liability as a result of such breach shall be apportioned with each such other Person as is appropriate to reflect the relative fault of Microsoft and each such other Person, and Microsoft shall have liability hereunder only with respect to its apportioned amount. Notwithstanding any provision herein to the contrary, (i) Microsoft shall have no liability to any Person prior to the date of a determination by the Internal Revenue Service or, if such determination is appealed, the date of a final determination by a court or other competent authority, that the Distribution does not qualify for tax-free treatment under Section 355 of the Code and (ii) Microsoft shall have no liability under this Agreement with respect to transactions relating to Excluded Shares.

      Section 8.07. Set-Top Box Commitment. The parties agree to exercise good faith in the negotiation and execution of a definitive technology agreement substantially consistent with the intent and terms of the Set-Top Box Commitment and further agree that, until such definitive technology agreement has been executed and delivered, the terms of the Set-Top Box Commitment shall be binding.



                                    ARTICLE 9
                              CONDITIONS TO CLOSING

      Section 9.01. Conditions to Obligation of Microsoft: Exchange Closing. The obligation of Microsoft to consummate the Exchange Closing is subject to the satisfaction of the following conditions:

      (a) the Merger Agreement shall have been executed and delivered by the parties thereto and shall provide that, at the Effective Time, each share of Comcast Common Stock shall by virtue of the Comcast Merger be converted into the right to receive one share of Parent Common Stock;

      (b) AT&T shall have, by written instrument in form and substance reasonably satisfactory to Microsoft: (i) become a party to this Agreement and
(ii) directly or by reference to this Agreement made (A) representations and warranties substantially identical to those contained in Article 1 of Exhibit A to this Agreement and (B) the covenants contained in Article 3 of Exhibit A.

      (c) Parent shall have, by written instrument in form and substance reasonably satisfactory to Microsoft: (i) become a party to this Agreement and
(ii) directly or by reference to this Agreement made (A) representations and warranties substantially identical to those contained in Article 2 of Exhibit A to this Agreement and (B) the covenants contained in Article 4 of Exhibit A.

      (d) no material provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Exchange or the Mergers;

      (e) except as provided in Section 9.01(f), all conditions to the Mergers shall have been satisfied or waived in accordance with the Merger Agreement and this Agreement and Microsoft shall be reasonably satisfied that the Mergers will occur immediately following the Closing;

      (f) (i) The Merger Agreement shall contain a representation and warranty by AT&T substantially to the effect that, since December 31, 2000, (A) the business of AT&T Broadband and its Subsidiaries has been conducted in the ordinary course of business consistent with past practice and (B) there has not been any event, occurrence or development of a state of circumstances or facts that, individually or in the aggregate, has had or would reasonably be expected to have any AT&T Broadband Material Adverse Effect (as such term shall be defined in the Merger Agreement) and (ii) the condition to the Mergers set forth in the Merger Agreement with respect to the truth of the representation and warranty described in clause (i)(B) shall have been satisfied and not waived.

      (g) any applicable waiting period under the HSR Act relating to the Exchange shall have expired or been terminated;

      (h) Comcast, AT&T and Parent shall each have performed in all material respects all of their respective obligations hereunder required to be performed by them on or prior to the Exchange Closing;

      (i) the Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

      (j) the shares of Parent Common Stock to be issued in the Mergers (other than the shares of Parent Class B Common Stock) shall have been approved for listing on the Securities Exchange, subject to official notice of issuance;

      (k) the representations and warranties of Comcast, AT&T and Parent contained in this Agreement or otherwise made pursuant to this Agreement shall in each case, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date);

      (l) Comcast shall have delivered to Microsoft a certificate dated the Closing Date, signed by an officer of Comcast, certifying that the condition set forth in Section 9.01(k) with respect to representations and warranties of Comcast has been satisfied;

      (m) AT&T shall have delivered to Microsoft a certificate dated the Closing Date, signed by an officer of AT&T, certifying that the condition set forth in
Section 9.01(k) with respect to representations and warranties of AT&T has been satisfied;

      (n) Parent shall have delivered to Microsoft a certificate dated the Closing Date, signed by an officer of Parent, certifying that the condition set forth in Section 9.01(k) with respect to representations and warranties of Parent has been satisfied;

      (o) AT&T shall have delivered to Microsoft an opinion of counsel reasonably acceptable to Microsoft, with respect to the due incorporation, due authorization, non-contravention and capitalization of AT&T Broadband and the validity of the Exchange Shares;

      (p) Comcast shall have delivered to Microsoft an opinion reasonably acceptable to Microsoft from Davis Polk & Wardwell, special counsel to Comcast, with respect to the valid and binding nature of this Agreement and of each of the Transaction Agreements;

      (q) the Board of Directors of Comcast shall have received an opinion from each of Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, its financial advisors in connection with the Transactions, substantially to the effect that, as of the date of the Merger Agreement, the conversion ratios in the Comcast Merger applicable to the holders of Comcast Common Stock, in the aggregate, are fair, from a financial point of view, to the Comcast Shareholders, taken together, or a comparable opinion substantially to the same effect;

      (r) the Board of Directors of AT&T shall have received an opinion from each of Credit Suisse First Boston and Goldman Sachs & Co., its financial advisors in connection with the Transactions, substantially to the effect that, as of the date of the Merger Agreement, the consideration to be received by the holders of the AT&T Common Stock in the AT&T Broadband Merger is fair to such holders, or a comparable opinion substantially to the same effect; and

      (s) upon consummation of the Distribution, AT&T Broadband shall include substantially all of the AT&T Broadband Business.

      Section 9.02. Conditions to Obligation of Microsoft: Alternative Transaction Closing. The obligation of Microsoft to consummate the Alternative Transaction Closing is subject to the satisfaction of the following conditions:

      (a) the Merger Agreement shall have been executed and delivered by the parties thereto and shall provide that AT&T will, prior to the Distribution, effect the transfer, assignments and adjustments described in Section 3.04;

      (b) no material provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Alternative Transaction or the Mergers;

      (c) Parent shall have, by written instrument in form and substance reasonably satisfactory to Microsoft: (i) become a party to this Agreement and
(ii) directly or by reference to this Agreement made (A) representations and warranties substantially identical to those contained in Sections 2.01, 2.02 and
2.03 of Exhibit A and (B) the covenants contained in Sections 4.01 and 4.04 of Exhibit A;

      (d) except as provided in Section 9.02(e), all conditions to the Mergers shall have been satisfied or waived in accordance with the Merger Agreement and this Agreement and Microsoft shall be reasonably satisfied that the Mergers will occur immediately following the Closing;

      (e) (i) The Merger Agreement shall contain a representation and warranty by AT&T substantially to the effect that, since December 31, 2000, (A) the business of AT&T Broadband and its Subsidiaries has been conducted in the ordinary course of business consistent with past practice and (B) there has not been any event, occurrence or development of a state of circumstances or facts that, individually or in the aggregate, has had or would reasonably be expected to have any AT&T Broadband Material Adverse Effect (as such term shall be defined in the Merger Agreement) and (ii) the condition to the Mergers set forth in the Merger Agreement with respect to the truth of the representation and warranty described in clause (i)(B) shall have been satisfied and not waived.

      (f) Comcast and Parent shall each have performed in all material respects all of their respective obligations hereunder required to be performed by them on or prior to the Alternative Transaction Closing;

      (g) the representations and warranties of Comcast and Parent contained in this Agreement or otherwise made pursuant to this Agreement (in the case of Comcast, without regard to those provided by Sections 4.05, 4.06 and 4.07) shall in each case, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date);

      (h) Comcast shall have delivered to Microsoft a certificate dated the Closing Date, signed by an officer of Comcast, certifying that the condition set forth in Section 9.02(g) with respect to the representations and warranties of Comcast has been satisfied;

      (i) Parent shall have delivered to Microsoft a certificate dated the Closing Date, signed by an officer of Parent, certifying that the condition set forth in Section 9.02(g) with respect to the representations and warranties of Parent has been satisfied;

      (j) Comcast shall have delivered to Microsoft an opinion of counsel reasonably acceptable to Microsoft, with respect to the due incorporation, due authorization and non-contravention of Comcast;

      (k) Comcast shall have delivered to Microsoft an opinion reasonably acceptable to Microsoft from Davis Polk & Wardwell, special counsel to Comcast, with respect to the valid and binding nature of this Agreement;

      (l) Comcast shall have delivered, or caused to be delivered, to Microsoft an opinion of counsel reasonably acceptable to Microsoft, with respect to the due incorporation, due authorization and non-contravention of AT&T Broadband;

      (m) upon consummation of the Distribution, AT&T Broadband shall include substantially all of the AT&T Broadband Business; and

      (n) the transfers, assignments and other transactions contemplated by
Section 3.04 hereof shall have been effected.

      Section 9.03. Conditions to Obligation of AT&T and Comcast: Exchange Closing. The obligation of AT&T to consummate the Exchange Closing, and any obligation of Comcast with respect to the Exchange Closing, are each subject to the satisfaction of the following conditions:

      (a) the Merger Agreement shall have been executed and delivered by the parties thereto;

      (b) all conditions to the Mergers shall have been satisfied or waived in accordance with the Merger Agreement and Comcast shall be reasonably satisfied that the Mergers will occur;

      (c) any applicable waiting period under the HSR Act relating to the Exchange shall have expired or been terminated;

      (d) Microsoft shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Exchange Closing Date;

      (e) the representations and warranties of Microsoft contained in this Agreement shall be true in all material respects at and as of the Closing Date, as if made at and as of such date;

      (f) Comcast shall have received a certificate signed by an appropriate officer of Microsoft certifying that the condition set forth in Section 9.03(e) with respect to representations and warranties of Comcast has been satisfied; and

      (g) Microsoft shall have delivered to Comcast an opinion reasonably acceptable to Comcast from Sullivan & Cromwell, special counsel to Microsoft, with respect to the valid and binding nature of this Agreement.

      Section 9.04. Conditions to Obligation of Comcast: Alternative Transaction Closing. The obligation of Comcast to consummate the Alternative Transaction Closing is subject to the satisfaction of the following conditions:

      (a) the Merger Agreement shall have been executed and delivered by the parties thereto;

      (b) an Exchange Condition shall have occurred and Microsoft shall have delivered an Alternative Transaction Notice;

      (c) no material provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Mergers or the Alternative Transaction;

      (d) all conditions to the Mergers shall have been satisfied or waived in accordance with the Merger Agreement and Comcast shall be reasonably satisfied that the Mergers will occur;

      (e) Microsoft shall have performed in all material respects all of its applicable obligations hereunder required to be performed by it at or prior to the Alternative Transaction Closing;

      (f) the representations and warranties of Microsoft contained in this Agreement (without regard to those provided in Section 5.06) shall be true in all material respects at and as of the Closing Date, as if made at and as of such date;

      (g) Comcast shall have received a certificate signed by an appropriate officer of Microsoft certifying that the condition set forth in Section 9.04(f) has been satisfied; and

      (h) Microsoft shall have delivered to Comcast an opinion reasonably acceptable to Comcast from Sullivan & Cromwell, special counsel to Microsoft, with respect to the valid and binding nature of this Agreement.



                                   ARTICLE 10
                                   TERMINATION

      Section 10.01. Grounds for Termination. This Agreement may be terminated by either Comcast or Microsoft at any time prior to the Closing if:

      (a) the Merger Agreement shall have been terminated for any reason in accordance with its terms;

      (b) consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

      (c) the Mergers shall not have been consummated on or prior to March 1, 2003; or

      (d) the Merger Agreement shall not have been executed on or prior to June 30, 2002.

      The party desiring to terminate this Agreement pursuant to Section 10.01 shall give notice of such termination to the other party.

      Section 10.02. Effect of Termination. If this Agreement is terminated as permitted by Section 10.01, such termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided, that if such termination shall result from the willful (a) failure of either party to fulfill a condition to the performance of the obligations of the other party, (b) failure to perform a covenant of this Agreement or (c) breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all damages, loss, liability and expense including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding, incurred or suffered by the other party as a result of such failure or breach. The provisions of Section 7.03, Section 11.01,
Section 11.03 and Section 11.05 shall survive any termination hereof pursuant to
Section 10.01. The termination hereunder shall have no effect on the Set-Top Box Commitment.



                                   ARTICLE 11
                                  MISCELLANEOUS

      Section 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed duly given, effective (i) three Business Days later, if sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when sent if sent by telecopier or fax, provided that the telecopy or fax is promptly confirmed by telephone confirmation thereof, (iii) when served, if delivered personally to the intended recipient, and (iv) one Business Day later, if sent by overnight delivery via a national courier service, and in each case, addressed, if to Microsoft, to:

            Microsoft Corporation
            One Microsoft Way
            Redmond, WA 98053

            Attention: Deputy General Counsel
               Finance & Operations
            Fax: (425) 936-7329

            with a copy to:

            Sullivan & Cromwell
            125 Broad Street
            New York, NY  10004
            Attention:  Alexandra D. Korry, Esq.
            Fax: (212) 558-3588

      if to Comcast, to:



            Comcast Corporation
            1500 Market Street
            East Tower B 35th Floor
            Philadelphia, PA 19102-2148
            Attention:  General Counsel
            Fax: (215) 981-7744


            with a copy to:

            Davis Polk & Wardwell
            450 Lexington Avenue
            New York, New York  10017
            Attention: Dennis S. Hersch, Esq.
            Fax:  (212) 450-4800

Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

      Section 11.02. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative.

      Section 11.03. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

      Section 11.04. Assignment. The rights and obligations of the parties hereunder cannot be assigned or delegated except with the express written permission of all of the parties hereto.

      Section 11.05. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such State.

      Section 11.06. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by each other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto and their respective indemnified parties, successors and permitted assigns, any rights or remedies hereunder.

      Section 11.07. Entire Agreement. Except for the letter dated November 29, 2001 from Comcast to Microsoft, this Agreement (including any Exhibits hereto) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

      Section 11.08. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

      Section 11.09. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

      Section 11.10. Survival. All representations and warranties contained in this Agreement and all claims with respect thereto shall terminate upon the expiration of 10 months after the Closing Date, except that the representations and warranties contained in Sections 4.01, 4.02, 4.03, 4.05, 5.01, 5.02, 5.03,
and 5.05, any representations and warranties made by AT&T pursuant to this Agreement that are substantially identical to those contained in Sections 1.01, 1.02, 1.03 and

1.05 of Exhibit A, and any representations and warranties made by Parent pursuant to this Agreement that are substantially to those contained in Sections 2.01, 2.02, 2.03 and 2.04 of Exhibit A, shall survive forever; provided, that in the event notice of any claim for indemnification under Section Section 11.10 hereof shall have been given (within the meaning of Section Section 11.01) within the applicable survival period, the representations and warranties that are the subject of such indemnification claim shall survive with respect to such claim until such time as such claim is finally resolved.



                                   ARTICLE 12
                              COMMON STOCK EXCHANGE

      Section 12.01. Merger Agreement Amendment. Comcast, AT&T and Parent agree to cause the Merger Agreement to be amended such that, notwithstanding any other provision of this Agreement or of the Merger Agreement, in the event that the shares of Parent Voting Stock to be received by Microsoft (together with its Affiliates) by virtue of the AT&T Broadband Merger would, when combined with any other Parent capital stock received by Microsoft (together with its Affiliates) in the Comcast Merger, exceed 4.95% of Total Voting Power at the Effective Time (or, if any additional shares of Parent Voting Stock are delivered pursuant to Section 4.03 or 4.04 of the Merger Agreement, at the time of such delivery), in lieu of that number of such shares of Parent Voting Stock accounting for such excess Microsoft shall instead, by virtue of the AT&T Broadband Merger (or of such delivery of Parent Voting Stock pursuant to Section 4.03 or 4.04 of the Merger Agreement), receive an equivalent number of shares of Parent Class A Special Common Stock (such shares, the "SUBSTITUTION SHARES"). The provisions of such amendment that give effect to this Section 12.01 shall be subject to the consent of Microsoft, which consent shall not be unreasonably withheld.

      Section 12.02. Transfer Exchange. In the event Microsoft (or any of its Affiliates) proposes to transfer, in a transaction otherwise in compliance with the terms hereof (including, without limitation, Section 7.04), shares of Parent Class A Special Common Stock to a third party that is not an Affiliate of Microsoft (a "THIRD PARTY TRANSFER"), Microsoft (or such Affiliate) shall be entitled to: (i) cause Parent promptly to exchange such shares of Parent Class A Special Common Stock for an equivalent number (as adjusted to reflect stock dividends, subdivisions, splits or combinations, in each case having a record date after the Effective Time) of shares of Parent Voting Stock (such exchange, a "MICROSOFT TRANSFER EXCHANGE"), with such shares of Parent Voting Stock to be delivered directly to the transferee (the "THIRD PARTY TRANSFEREE") upon closing of such Third Party Transfer or (ii) provide the Third Party Transferee with the right to cause Parent to exchange such shares of Parent Class A Special Common Stock for an equivalent number (as adjusted to reflect stock dividends, subdivisions, splits or combinations, in each case having a record date after the Effective Time) of shares of Parent Voting Stock (such exchange, a "THIRD PARTY TRANSFEREE EXCHANGE" and, together with any Microsoft Transfer Exchange, a "TRANSFER EXCHANGE"); provided, that in no event shall Parent be obliged to effect a Transfer Exchange of a number of shares of Parent Class A Special Common Stock that is greater than the number of Remaining Substitution Shares.

      Section 12.03. Supplemental Exchange. (a) If after the Effective Time, for any reason, the percentage of Total Voting Power represented by shares of Parent voting capital stock held by Microsoft (together with its Affiliates) is less than 4.95%, then Microsoft (and/or any of its Affiliates) shall be entitled, subject to Section 12.03(c), to exchange shares of Parent Class A Special Common Stock on a one-for-one basis (as adjusted to reflect stock dividends, subdivisions, splits or combinations, in each case having a record date after the Effective Time) for shares of Parent Voting Stock (a "SUPPLEMENTAL EXCHANGE") in an amount equal to the lesser of: (x) the number of Remaining Substitution Shares and (y) such number of shares of Parent Class A Special Common Stock the exchange of which would restore the percentage of Total Voting Power represented by shares of Parent voting capital stock held by Microsoft (together with its Affiliates) to 4.95%. For the avoidance of doubt, in the event of any tender or exchange offer for shares of Parent Voting Stock, any shares validly tendered by Microsoft (or any of its Affiliates) in connection with such tender or exchange offer shall not be considered "held" by Microsoft (or such Affiliate(s)) for purposes of determining whether Microsoft and its Affiliates are entitled to effect a Supplemental Exchange (and the number of shares permitted to be exchanged in connection therewith); provided, that in the event such tender or exchange offer is not completed and the shares so tendered are returned to Microsoft (or such Affiliate(s)), such tendered and returned shares shall again be considered "held" by Microsoft (or such Affiliate) and any Supplemental Exchange previously completed in connection with such tender or exchange offer and involving such tendered and returned shares shall be unwound, in a manner consistent with the terms and conditions of this Agreement, to the extent necessary such that the percentage of Parent voting capital stock held by Microsoft (together with its Affiliates) does not exceed, as the result of such tendered shares being returned, 4.95% of Total Voting Power.

      (b) Parent shall, from time to time as reasonably requested by Microsoft, notify Microsoft of the percentage of Total Voting Power represented by shares of Parent voting capital stock then held by Microsoft (together with its Affiliates) and the number of Remaining Substitution Shares as of such date. Not later than ten (10) Business Days prior to the record date for any annual or special meeting of Parent shareholders, and as promptly as practicable (but in no event more than five (5) Business Days) after the commencement of any tender offer, exchange offer, consent or proxy solicitation, or any other similar event with respect to any Parent voting capital stock, Parent will notify Microsoft of the percentage of Total Voting Power represented by shares of Parent voting capital stock then held by Microsoft (together with its Affiliates) and the number of Remaining Substitution Shares as of such date.


      (c) For so long as the number of Remaining Substitution Shares is greater than zero, and subject to Section 12.03(a), Microsoft (and/or its Affiliates) shall be entitled to effect (i) one Supplemental Exchange prior to (or prior to consummation of, as applicable) each annual or special meeting of Parent shareholders, tender or exchange offer or other event referred to in
Section 12.03(b) and (ii) such additional Supplemental Exchanges from time to time as Microsoft shall in its sole discretion request (provided that Microsoft shall not be entitled to make more than one such request during any period of 120 calendar days). Any concurrent Supplemental Exchanges by Microsoft and any Affiliate(s) of Microsoft shall constitute one Supplemental Exchange for purposes of the foregoing.


      Section 12.04. Limitations On Common Stock Exchange Rights. (a) In no event shall Parent be obliged to exchange shares of Parent Class A Special Common Stock for shares of Parent Voting Stock in any Transfer Exchange or Supplemental Exchange in an amount greater than the excess of (a) the number of Substitution Shares issued pursuant to the Merger Agreement minus (b) the number of shares of Parent Class A Special Common Stock exchanged by Microsoft (and/or its Affiliates) or a third party transferee in all prior Transfer Exchanges or Supplemental Exchanges (such excess, as adjusted to reflect stock dividends, subdivisions, splits or combinations, in each case having a record date after the Effective Time, the "REMAINING SUBSTITUTION SHARES"); provided, that such numbers shall be adjusted to the extent appropriate to account for any stock dividend, subdivision, split or combination of shares, in each case having a record date after the Effective Time.

      (b) The right to exchange shares of Parent Class A Special Common Stock for shares of Parent Voting Stock in a Transfer Exchange or Supplemental Exchange shall terminate at such time as the number of Remaining Substitution Shares equals zero.

      Section 12.05. Common Stock Exchange Notice. (a) In order to exercise its rights pursuant to this Article 12, Microsoft shall provide Parent with written notice of its intent to exercise such rights (a "COMMON STOCK EXCHANGE NOTICE"). In the event Microsoft intends to effect a Supplemental Exchange, such Common Stock Exchange Notice shall be given not less than three (3) Business Days prior to the closing date for such Supplemental Exchange. In the event Microsoft intends to effect, or to provide a Third Party Transferee with the right to effect, a Transfer Exchange, such Common Stock Exchange Notice shall be given not less than three (3) Business Days prior to the closing of the related Third Party Transfer.

      (b) Each Common Stock Exchange Notice shall state the number of shares of Parent Class A Special Common Stock Microsoft (and/or its Affiliates) intends to exchange or transfer, as applicable, and, in the case of a Supplemental Exchange or a Microsoft Transfer Exchange, the place, date and time designated for the applicable Common Stock Exchange Closing.

      (c) In the case of a Transfer Exchange, such Common Stock Exchange Notice shall include the name of the proposed Third Party Transferee, the place, date and time designated for completion of the subject Third Party Transfer (which in the event of a Microsoft Transfer Exchange, shall be the same place, date and time designated for the Microsoft Transfer Exchange Closing), and an election by Microsoft either to effect a Microsoft Transfer Exchange or to grant the Third Party Transferee the right to effect a Third Party Transferee Exchange. The Third Party Transferee so identified in a Common Stock Exchange Notice shall be a third party beneficiary of Microsoft's right under this Article 12 to cause Parent to effect a Transfer Exchange, and of the obligation of Parent to effect such Transfer Exchange, in the manner described in such Common Stock Exchange Notice.

      Section 12.06. Third Party Transferee Exchange. In the event Microsoft delivers to Parent a Common Stock Exchange Notice containing an election by Microsoft to grant the Third Party Transferee the right to effect a Third Party Transferee Exchange, then upon and subject to the completion of the related Third Party Transfer, the Third Party Transferee identified in such Common Stock Exchange Notice shall be entitled to effect such Third Party Transferee Exchange upon no less than three (3) Business Days' written notice (a "THIRD PARTY TRANSFEREE EXCHANGE NOTICE"), with such notice delivered within ten (10) days following the completion of the related Third Party Transfer. Each Third Party Transferee Exchange Notice shall specify the number of shares of Parent Class A Special Common Stock to be exchanged by the Third Party Transferee and the place, date and time for the Third Party Transferee Exchange Closing.

      Section 12.07. Common Stock Exchange Procedures. (a) At the closing of a Supplemental Exchange (a "SUPPLEMENTAL EXCHANGE CLOSING"), Microsoft shall deliver or cause to be delivered to Parent a certificate or certificates representing the number of shares of Parent Class A Special Common Stock to be exchanged, free and clear of all Liens, in exchange for the delivery by Parent of (i) a certificate or certificates representing an equivalent number (as adjusted to reflect stock dividends, subdivisions, splits or combinations, in each case having a record date after the Effective Time) of shares of Parent Voting Stock, free and clear of all Liens and (ii) a certificate signed by a duly authorized officer of Parent to the effect that the shares of Parent Voting Stock are validly issued and outstanding, fully paid and nonassessable, free and clear of all Liens and not subject to preemptive or other similar rights of the stockholders of Parent.

      (b) At the closing of a Microsoft Transfer Exchange (a "MICROSOFT TRANSFER EXCHANGE CLOSING"), Microsoft shall deliver or cause to be delivered to Parent a certificate or certificates representing the number of shares of Parent Class A Special Common Stock to be exchanged, free and clear of all Liens, in exchange for the delivery by Parent to the Third Party Transferee of (i) a certificate or certificates representing an equivalent number (as adjusted to reflect stock dividends, subdivisions, splits or combinations, in each case having a record date after the Effective Time) of shares of Parent Voting Stock, free and clear of all Liens and (ii) a certificate signed by a duly authorized officer of Parent to the effect that the shares of Parent Voting Stock are validly issued and outstanding, fully paid and nonassessable, free and clear of all Liens and not subject to preemptive or other similar rights of the stockholders of Parent. Each certificate so surrendered for exchange shall be accompanied by an instrument of transfer to the Third Party Transferee, in form reasonably satisfactory to Parent, duly executed by the holder or the holder's duly authorized attorney.

      (c) At the closing of a Third Party Transferee Exchange (a "THIRD PARTY TRANSFEREE EXCHANGE CLOSING" and, together with any Supplemental Exchange Closing and any Microsoft Transfer Exchange Closing, a "COMMON STOCK EXCHANGE CLOSING"), the Third Party Transferee shall deliver or cause to be delivered to Parent a certificate or certificates representing the number of shares of Parent Class A Special Common Stock to be exchanged, free and clear of all Liens, in exchange for the delivery by Parent to the Third Party Transferee of (i) a certificate or certificates representing an equivalent number (as adjusted to reflect stock dividends, subdivisions, splits or combinations, in each case having a record date after the Effective Time) of shares of Parent Voting Stock, free and clear of all Liens and (ii) a certificate signed by a duly authorized officer of Parent to the effect that the shares of Parent Voting Stock are validly issued and outstanding, fully paid and nonassessable, free and clear of all Liens and not subject to preemptive or other similar rights of the stockholders of Parent.

      (d) In the event that the certificate or certificates delivered to Parent pursuant to Section 12.07(a), (b) or (c) represent(s) a number of shares of Parent Class A Special Common Stock in excess of that number of shares of Parent Class A Special Common Stock intended to be exchanged at the applicable Common Stock Exchange Closing, then in addition to the certificates representing Exchange Voting Shares that Parent is required to deliver pursuant to such Section, Parent shall also deliver to the exchanging party, free and clear of all Liens, a certificate or certificates representing such excess number of shares of Parent Class A Special Common Stock.

      (e) Each Common Stock Exchange shall be deemed to have been effected immediately prior to the close of business on the applicable Common Stock Exchange Closing Date unless the parties otherwise agree. The Person in whose name or names any certificate or certificates for shares of Parent Voting Stock are deliverable pursuant to Section 12.07(a), (b) or (c), as applicable, shall be deemed to have become the holder of record of the shares of Parent Voting Stock represented thereby at such time on such date. Upon the surrender of certificates representing shares of Parent Class A Special Common Stock, such shares of Parent Class A Special Common Stock shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares shall immediately terminate except the right of Microsoft (in the case of a Supplemental Exchange) or of the Third Party Transferee (in the case of a Transfer Exchange) to receive shares of Parent Voting Stock pursuant to the terms of this Agreement and the right to receive shares of Parent Class A Special Common Stock pursuant to Section 12.07(d).

      (f) Parent shall pay any and all issuance, delivery and transfer taxes in respect of the issuance or delivery of shares of Parent Voting Stock upon a Common Stock Exchange Closing. Parent shall not, however, be required to pay any tax in respect of any transfer involved in the issuance or delivery of shares of Parent Voting Stock in a name other than that of the holder of the Parent Class A Special Common Stock so exchanged (including, without limitation, in a Transfer Exchange), and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to Parent the amount of any such tax or has established to Parent's satisfaction that such tax has been paid.

      Section 12.08. Common Stock Exchange Closing. Delivery of certificates in the manner provided in Section 12.07 shall be made: (a) in the case of a Supplemental Exchange or a Microsoft Transfer Exchange, following the satisfaction of all the conditions set forth in Section 12.11, at the place, on the date and at the time designated by Microsoft in its Common Stock Exchange Notice; or (b) in the case of a Third Party Transferee Exchange, following the satisfaction of all conditions set forth in Section 12.12, at the place, on the date and at the time designated by the Third Party Transferee in its Third Party Transferee Exchange Notice Each date designated for a Common Stock Exchange Closing is referred to herein as a "COMMON STOCK EXCHANGE CLOSING DATE."

      Section 12.09. Restricted Shares. For the avoidance of doubt, (a) to the extent that shares of Parent Common Stock received by Microsoft or by any wholly owned Subsidiary of Microsoft in the AT&T Broadband Merger are Restricted Shares, any shares of Parent Common Stock received upon exchange of such Restricted Shares in a Supplemental Exchange shall likewise be deemed Restricted Shares for purposes of this Agreement and (b) any shares of Parent Common Stock to be received by Microsoft or any wholly owned Subsidiary of Microsoft in a Common Stock Exchange shall be subject to the transfer restrictions contained in
Section 7.04.

      Section 12.10. Registration Of Exchange Voting Shares. Comcast, AT&T and Parent shall cause all shares of Parent Class A Special Common Stock to be received by Microsoft (and/or its Affiliates) by virtue of the Mergers to be fully registered under applicable securities laws. Unless Microsoft or the Third Party Transferee effecting a Common Stock Exchange is an affiliate (as such term is used in Rule 144 under the 1933 Act) of Parent, Parent will use commercially reasonable best efforts to ensure that any Common Stock Exchange qualifies for an exemption from registration under the 1933 Act and other applicable securities laws and that the Exchange Voting Shares issued in such exchange are not restricted securities (as such term is used in Rule 144 under the 1933 Act). In the event such Exchange Voting Shares would be restricted securities (other than as a result of Microsoft being an affiliate of Parent), Parent will grant customary registration rights under the 1933 Act in respect of any Remaining Substitution Shares (or the Exchange Voting Shares issued in such Common Stock Exchange). Any such registration rights shall have terms substantially identical to the registration rights granted by Comcast to Microsoft pursuant to Exhibit B to the Stock Purchase Agreement dated as of June 8, 1997 between Comcast and Microsoft, with appropriate modifications, including, without limitation, that
(i) such registration rights shall be available immediately after the grant thereof, notwithstanding the two-year holding period contemplated by Section 2.01(a) of such Exhibit B; (ii) the minimum amount of registrable securities in connection with any exercise of such registration rights shall be $25,000,000, unless such registration is in respect of all Remaining Substitution Shares; and
(iii) for purposes of the rights of Parent set forth in Section 2.01(e) of such Exhibit B, the amount to be paid by Parent shall be determined by reference to the average closing price of the Parent Voting Stock rather than the Parent Class A Special Common Stock.

      Section 12.11. Conditions to Obligations of Parent; Supplemental Exchange Closing and Microsoft Transfer Exchange Closing. The obligation of Parent to consummate the closing of any Supplemental Exchange or Microsoft Transfer Exchange is subject to the satisfaction of the following conditions:

      (a) no material provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of such Supplemental Exchange or Microsoft Transfer Exchange; and

      (b) in the case of a Supplemental Exchange, Microsoft shall have delivered to Parent a certificate, signed by an officer of Microsoft, certifying as to the number of shares of each class or series of Parent voting capital stock that will be held by Microsoft (together with its Affiliates) upon consummation of such Supplemental Exchange.

      Section 12.12. Conditions to Obligations of Parent: Third Party Transferee Exchange Closing. The obligation of Parent to consummate the closing of any Third Party Transferee Exchange is subject to the satisfaction of the condition that no material provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of such Third Party Transferee Exchange.

      Section 12.13. Obligations of AT&T. For the avoidance of doubt, AT&T shall have no obligation under this Article 12 other than the obligation to cause the Merger Agreement to be amended as provided in Section 12.01 and the obligation set forth in the first sentence of Section 12.10.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              MICROSOFT CORPORATION


                              By:  /s/ Richard P. Emerson
                                   ----------------------
                              Name:    Richard P. Emerson
                              Title:   Senior Vice President, Corporate
                                       Development and Strategy



                              COMCAST CORPORATION


                              By:  /s/ Brian L. Roberts
                                   -----------------------------
                              Name:     Brian L. Roberts
                              Title:    President




                              As of December 19, 2001:


                              AT&T CORP.

                              By: /s/ Marilyn J. Wasser
                                  ------------------------------
                              Name:     Marilyn J. Wasser
                              Title:    Vice President -- Law and
                                        Secretary




                              AT&T COMCAST CORPORATION

                              By: /s/ Brian L. Roberts
                                  ------------------------------
                              Name:     Brian L. Roberts
                              Title:    President

                                                                       EXHIBIT A


                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                          TO BE MADE BY AT&T AND PARENT



                                    ARTICLE 1
                         REPRESENTATIONS AND WARRANTIES

      AT&T represents and warrants to Microsoft as of the date hereof and as of the Closing that:

      Section 1.01. Corporate Existence and Power. AT&T is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers required to carry on its business as currently conducted.

      Section 1.02. Corporate Authorization. The execution, delivery and performance by AT&T of this Agreement and the consummation by AT&T of the transactions contemplated hereby are within AT&T's corporate powers and have been duly authorized by all necessary corporate action on the part of AT&T. This Agreement constitutes a valid and binding agreement of AT&T, enforceable against AT&T in accordance with its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights and (ii) for the limitations imposed by general principles of equity.

      Section 1.03. Authorization. The execution, delivery and performance by AT&T of this Agreement require no action by or in respect of, or filing with, any governmental or non-governmental body, agency or official or any other Person other than (i) compliance with any applicable requirements of the HSR Act; (ii) compliance with any applicable requirements of the 1933 Act, the 1934 Act, and any other applicable securities laws, whether United States, state or foreign; (iii) such actions by or in respect of, or filings with, any governmental or non-governmental body, agency or official or any other Person as are required to complete the Mergers and which shall have been obtained or completed, as applicable, prior to Closing; and (iv) any other actions or filings that are immaterial to the consummation of the transactions contemplated hereby.

      Section 1.04. Noncontravention. The execution, delivery and performance of this Agreement by AT&T do not and will not (i) violate the certificate of incorporation, bylaws or other governing organizational documents of AT&T, (ii) assuming compliance with the matters referred to in Section 1.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree, except for any such violations which would not be material to the transactions contemplated hereby or (iii) conflict with, or result in a violation or breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time, or both, or otherwise, would constitute a default) under or a termination of, or entitle any party (with the giving of notice, the passage of time, or both, or otherwise) to terminate, accelerate, modify or call a default under, any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, guarantee, deed of trust, intellectual property or other license, contract, permit, license, agreement, lease or other instrument to which AT&T or any of its Controlled Affiliates is a party or by which its assets or properties may be affected, or result in the creation of any Lien upon any of the properties or assets of AT&T or any of its Controlled Affiliates, which in each case would be material to the transactions contemplated hereby.

      Section 1.05. Authorization of Exchange Shares. Any Exchange Shares transferred by AT&T to Microsoft shall, at the time of the Closing, have been duly authorized by all requisite corporate action of AT&T Broadband and shall, when delivered in accordance with the terms of this Agreement, be validly issued and outstanding, fully paid and nonassessable, free and clear of any Liens and not subject to preemptive or other similar rights of the stockholders of AT&T Broadband.



                                    ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF PARENT

      Parent represents and warrants to Microsoft as of the date hereof and as of the Closing.

      Section 2.01. Corporate Existence And Power. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers required to carry on its business as currently conducted.

      Section 2.02. Authorization. The execution, delivery and performance by Parent of this Agreement require no action by or in respect of, or filing with, any governmental or non-governmental body, agency or official or any other Person other than (i) compliance with any applicable requirements of the HSR Act; (ii) compliance with any applicable requirements of the 1933 Act, the 1934 Act, and any other applicable securities laws, whether United States, state or foreign; (iii) such actions by or in respect of, or filings with, any governmental or non-governmental body, agency or official or any other Person as are required to complete the Mergers and which shall have been obtained or completed, as applicable, prior to Closing; and (iv) any other actions or filings that are immaterial to the consummation of the transactions contemplated hereby.

      Section 2.03. Noncontravention. The execution, delivery and performance of this Agreement by Parent do not and will not (i) violate the certificate of incorporation, bylaws or other governing organizational documents of Parent, (ii) assuming compliance with the matters referred to in Section 2.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree, except for any such violations which would not be material to the transactions contemplated hereby or (iii) conflict with, or result in a violation or breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time, or both, or otherwise, would constitute a default) under or a termination of, or entitle any party (with the giving of notice, the passage of time, or both, or otherwise) to terminate, accelerate, modify or call a default under, any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, guarantee, deed of trust, intellectual property or other license, contract, permit, license, agreement, lease or other instrument to which Parent or any of its Controlled Affiliates is a party or by which its assets or properties may be affected, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Controlled Affiliates, which in each case would be material to the transactions contemplated hereby.

      Section 2.04. Authorization of Parent Shares. Any Parent Shares to be received by Microsoft as the result of the conversion of Exchange Shares in the AT&T Broadband Merger shall, at the Effective Time, have been duly authorized by all requisite corporate action of Parent and shall, when delivered in accordance with the terms of the Merger Agreement, be validly issued and outstanding, fully paid and nonassessable, free and clear of any Liens and not subject to preemptive or other similar rights of the stockholders of Parent.

      Section 2.05. Anti-takeover. Except for obligations, restrictions or requirements that are generally applicable to all holders of Parent Common Stock (without regard to the number of shares held), or as provided in Section 7.04 of the Agreement, the receipt, holding, transfer and exercise of rights of the Parent Common Stock in the AT&T Broadband Merger will not (i) subject Microsoft or any of its Affiliates to any obligations under Pennsylvania law, the governing organizational documents of Parent or any agreement of the Parent (other than this Agreement or the Transaction Agreements) in respect of Parent or any of its shareholders, (ii) restrict Microsoft or any of its Affiliates from engaging in any transaction with Parent, its Subsidiaries or its shareholders or (iii) subject Microsoft or any of its Affiliates to any higher vote or other requirement in respect of any transaction with Parent, its Subsidiaries or its shareholders. To the extent applicable, Parent has taken all action necessary or advisable to render irrevocably inapplicable, subject to the Closing, to Microsoft and its Affiliates any anti-takeover provision of Pennsylvania law contained in the organizational documents of Parent.

                                    ARTICLE 3
                                COVENANTS OF AT&T

      AT&T agrees that:

      Section 3.01. Ownership of AT&T Broadband Common Stock. AT&T shall, at the time of the Closing, be the record holder of a sufficient number of shares of AT&T Broadband Common Stock to effect the Exchange, and shall hold such stock free and clear of all Liens.

      Section 3.02. Closing. At the Closing, AT&T shall (a) effect the Exchange,
(b) deliver the certificate required pursuant to Section 9.01(m) of the Agreement and (c) cause its counsel to deliver the opinion required pursuant to
Section 9.01(o) of the Agreement.

      Section 3.03. Registration Statement; Blue Sky Laws. AT&T shall use its reasonable best efforts to cause a Registration Statement to become effective with respect to the Parent Shares, and shall make all other necessary filings pursuant to the 1933 Act, the 1934 Act and applicable state "blue sky" laws, prior to the Closing.

      Section 3.04. Listing of Stock. AT&T shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in connection with the Mergers (other than shares of Parent Class B Common Stock) to be approved for listing on the Securities Exchange prior to Closing, subject to official notice of issuance.


                                    ARTICLE 4
                               COVENANTS OF PARENT

      Parent agrees that:

      Section 4.01. Closing. (a) At the Exchange Closing, if any, Parent shall deliver the certificate required pursuant to Section 9.01(n) of the Agreement and (b) at the Alternative Transaction Closing, if any, Parent shall deliver the certificate required pursuant to Section 9.02(i).

      Section 4.02. Registration Statement; Blue Sky Laws. Parent shall use its reasonable best efforts to cause a Registration Statement to become effective with respect to the Parent Shares, and shall make all other necessary filings pursuant to the 1933 Act, the 1934 Act and applicable state "blue sky" laws, prior to the Closing.

      Section 4.03. Listing of Stock. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in connection with the Mergers (other than shares of Parent Class B Common Stock) to be approved for listing on the Securities Exchange prior to Closing, subject to official notice of issuance.

      Section 4.04. Best Efforts. Parent shall use its reasonable best efforts to effect the transactions set forth in Section 3.04 of this Agreement.


                                       46